UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  June 24, 2005

 Date of earliest event reported:  June 20, 2005

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23642	41-1905580
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2700 Lone Oak Parkway
Eagan Minnesota	55121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(612) 726-2111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2{b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

                On April 29, 2005, Alfred A. Checchi resigned from the Board of Directors of Northwest Airlines Corporation (the “Company”).  Mr. Checchi had been a member of the Company’s Audit Committee.  The Board intended to fill the vacancy on the Audit Committee resulting from Mr. Checchi’s resignation at its next regularly scheduled meeting in June 2005 by appointing Jeffrey G. Katz to the Audit Committee.  No Audit Committee meetings were scheduled before the June meeting, and no Audit Committee meetings have been held since April 29, 2005.  On June 20, 2005, the Company received a letter from the Nasdaq Stock Market stating that, because Mr. Checchi had not yet been replaced on the Company’s Audit Committee, the Company is no longer in compliance with Nasdaq’s audit committee requirements set forth in Nasdaq’s Marketplace Rule 4350.

                As of June 24, 2005, Mr. Katz has been appointed as a member of the Audit Committee of the Board of Directors.  Mr. Katz qualifies as an “independent” director under the Nasdaq listing standards.  The Company is therefore in compliance with Marketplace Rule 4350.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

	By:	/s/ Michael L. Miller
Michael L. Miller
Vice President, Law and Secretary

Dated: June 24, 2005